UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 11, 2004

Home Products International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17237	36-4147027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(773) 890-1010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 7.01 and 8.01. Other Events and Regulation FD Disclosure.

The parties to the Agreement and Plan of Merger, dated June 2, 2004, by and between Home Products International, Inc., a Delaware corporation (the “Company”), and JRT Acquisition, Inc., a Delaware corporation, an entity formed by James R. Tennant, the Company’s Chairman and Chief Executive Officer (the “JRT Merger Agreement”), have mutually agreed to extend the Outside Date (as defined in the JRT Merger Agreement) from October 31, 2004 to November 30, 2004. Under the JRT Merger Agreement, the Outside Date is the date after which either party may terminate the agreement if the transactions contemplated by the JRT Merger Agreement are not consummated. The amendment is attached hereto as Exhibit 99.1.

As disclosed in the Company’s Form 8-K filed October 8, 2004, the Company is continuing negotiations with the investor group consisting of Triyar Capital, LLC, Joseph Gantz and Equity Group Investments, LLC with respect to its proposed acquisition of the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibits
99.1	First Amendment to Agreement and Plan of Merger, dated October 11, 2004, by and between Home Products International, Inc., a Delaware corporation, and JRT Acquisition, Inc., a Delaware corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2004

HOME PRODUCTS INTERNATIONAL, INC.

By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	First Amendment to Agreement and Plan of Merger, dated October 11, 2004, by and between Home Products International, Inc., a Delaware corporation, and JRT Acquisition, Inc., a Delaware corporation.